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Exhibit 10.30

CONTRATO DE PRENDA MERCANTIL SOBRE ACCIONES (EL "CONTRATO") QUE CELEBRAN, POR UNA PARTE, TODAS Y CADA UNA DE LAS SOCIEDADES LISTADAS EN EL ANEXO "A" DEL PRESENTE CONTRATO (LAS "SUBSIDIARIAS"), EN SU CARÁCTER DE GARANTES PRENDARIOS, REPRESENTADAS EN ESTE ACTO POR LAS PERSONAS QUE SE SEÑALAN EN EL MISMO ANEXO, RESPECTIVAMENTE, GRUPO TMM, S.A. (INDIVIDUALMENTE LA "COMPAÑÍA", Y JUNTO CON LAS SUBSIDIARIAS, CONJUNTAMENTE LOS "GARANTES PRENDARIOS"), REPRESENTADA EN ESTE ACTO POR EL INGENIERO JOSÉ FRANCISCO SERRANO SEGOVIA Y WELLS FARGO BANK, N.A. (INDISTINTAMENTE EL "ACREEDOR PRENDARIO" O EL "INDENTURE TRUSTEE"), EN SU CARÁCTER DE ACREEDOR PRENDARIO, REPRESENTADO EN ESTE ACTO POR TIMOTHY P. MOWDY, AL TENOR DE LOS SIGUIENTES ANTECEDENTES, DECLARACIONES Y CLÁUSULAS:

ANTECEDENTES

        1.     La Compañía ha realizado la emisión de sus bonos "senior" garantizados con vencimiento en 2007 por un monto de EUA$21,094,605 (veintiún millones noventa y cuatro mil seiscientos cinco dólares, moneda de los Estados Unidos de América ("Dólares")) (los "Bonos Nuevos Adicionales"), dichos bonos están regulados por un contrato de "indenture" celebrado con esta misma fecha por la Compañía, los Garantes y el Acreedor Prendario (el "Indenture de los Bonos Nuevos Adicionales"), una copia del mismo en inglés se acompaña a este Contrato como Anexo "B", el cual será traducido al español en términos de la Cláusula Décima Quinta del presente Contrato, y los Garantes han otorgado una garantía sobre todas las obligaciones de la Compañía derivadas de los Bonos Nuevos Adicionales, del Indenture de los Bonos Nuevos Adicionales, o de este Contrato.

        2.     De conformidad con los términos del Indenture de los Bonos Nuevos Adicionales, los Garantes Prendarios tienen la obligación de otorgar un prenda sobre los Activos en Garantía (como dicho término se define más adelante) para garantizar las obligaciones de la Compañía y de los Garantes bajo los Bonos Nuevos Adicionales, el Indenture de los Bonos Nuevos Adicionales, y este Contrato (las "Obligaciones Garantizadas").

        3.     Los términos utilizados con mayúscula inicial en el texto de este Contrato que no se definan de otra forma, tendrán el significado que se les otorga en el Indenture de los Bonos Nuevos Adicionales.

DECLARACIONES

        I.     La Compañía y cada una de las Subsidiarias, a través de su respectivo representante, conjunta e individualmente declara al resto de las partes al presente Contrato que:

          I.1.  Es una persona moral debidamente constituida y existente de conformidad con las leyes de los Estados Unidos Mexicanos, excepto por TMG Overseas, S.A. que es una persona moral debidamente constituida y existente de conformidad con las leyes de Panamá.

          I.2.  Su representante cuenta con las facultades necesarias para la celebración del presente Contrato, mismas que a la fecha no le han sido revocadas, modificadas, ni limitadas en forma alguna, tal como lo acredita con la copia certificada de la escritura pública que contiene sus facultades, y que se agrega al presente Contrato como parte integrante del mismo como Anexo "C".

          I.3.  (i) Es la única y legítima propietaria de las acciones que se describen en el Anexo "A" del presente Contrato, en las proporciones y porcentajes que se señalan en dicho Anexo (las "Acciones"), (ii) dichas Acciones en Prenda: (a) son de su propiedad libres de todo gravamen, garantía u otra carga o derecho de terceros, con excepción de las restricciones que se describen en el Anexo "A" del presente Contrato (las "Restricciones Existentes"); y (b) se encuentran totalmente pagadas y liberadas, y (ii) los títulos de las Acciones en Prenda que entrega en términos del presente Contrato demuestran su propiedad sobre dichas Acciones en Prenda. Con excepción de dichas Acciones en Prenda o de las acciones que se describen en el Anexo "A" del presente Contrato, los Garantes Prendarios no son dueños en forma alguna de otras acciones o partes sociales en cualquier otra entidad.

          I.4.  Es su voluntad celebrar el presente Contrato con el objeto de otorgar una prenda en primer lugar y grado a favor del Acreedor Prendario sobre las Acciones en Prenda y todos los derechos relacionados y que se deriven de las mismas, para garantizar el cumplimiento de las Obligaciones Garantizadas.

          I.5.  La celebración de este Contrato, el cumplimiento de las obligaciones derivadas del mismo y el otorgamiento de la prenda sobre las Acciones en Prenda, no contravienen, ni resultan en un incumplimiento de: (i) sus estatutos sociales, (ii) cualquier ley, reglamento, decreto, resolución judicial o autorización que le sea aplicable, o (iii) cualquier restricción contractual que le sea obligatoria o que le afecte o a cualquiera de sus bienes y/o derechos excepto por las Restricciones Existentes, y no resultará o requerirá la constitución de algún gravamen, garantía u otra carga sobre cualquiera de sus activos, salvo por la constitución de la prenda bajo el presente Contrato.

          I.6.  Cuenta con facultades y poderes necesarios y suficientes para celebrar este Contrato; ha obtenido las autorizaciones y aprobaciones corporativas y no necesita obtener o realizar autorizaciones, aprobaciones o registros (salvo los que se mencionan en el presente Contrato) para celebrar este Contrato, crear la prenda sobre las Acciones en Prenda que se describe en el presente y cumplir con sus obligaciones derivadas del mismo, salvo que, con relación a la ejecución de los Activos en Garantía en la forma prevista en este Contrato pudiera ser necesario requerir la autorización y/o notificar dicha ejecución o venta a la Comisión Nacional de Inversiones Extranjeras y/o a la Comisión Federal de Competencia, según sea el caso.

          I.7.  No se encuentra pendiente, ni, en su conocimiento, se amenaza presentar en su contra ante tribunal, dependencia gubernamental o árbitro alguno, acción o procedimiento alguno que pudiera afectar en forma adversa la legalidad o validez del presente Contrato, de las Acciones en Prenda, o de la prenda que se crea por la celebración del presente Contrato.

          I.8.  Este Contrato constituye una obligación legal, válida y vinculatoria de cada Garante Prendario, exigible en su contra de conformidad con sus términos, salvo que dicha ejecución pudiera verse limitada por concurso mercantil, quiebra u otras leyes similares vigentes o que en el futuro sean vigentes, que en general afecten los derechos de los acreedores.

          I.9.  Salvo por lo que se refiere a las Acciones de ciertas subsidiarias no mexicanas, según se menciona expresamente en el Anexo "A", la prenda de sus Acciones en Prenda de conformidad con el presente Contrato, se constituye y perfecciona mediante la celebración del presente Contrato, el endoso en garantía de los títulos de Acciones en Prenda y el registro de la misma en el libro de registro de acciones de la Sociedad Emisora (como dicho término se define más adelante), de conformidad con la fracción II del artículo 334 de la Ley General de Títulos y Operaciones de Crédito (la "LGTOC") y constituye una prenda en primer lugar y grado sobre las Acciones en Prenda en beneficio del Acreedor Prendario.

          I.10. No existen deudas pendientes, o cualquier tipo de obligaciones fiscales o laborales que pudieran constituir un gravamen con preferencia en el pago sobre la prenda que se otorga en el presente Contrato sobre todas las Acciones en Prenda, salvo por acreedores preferentes de conformidad con la legislación aplicable.

          Para efectos de este Contrato "Activos en Garantía" significará, cualquier derecho, título y participación de cada uno de los Garantes Prendarios sobre los siguientes activos propiedad de los Garantes Prendarios, ya sea que sean de su propiedad en este momento o que sean adquiridos en un futuro y ya sea que existan en este momento o que lleguen a existir en un futuro:

              (i)  las Acciones de cada uno de los Garantes Prendarios, conjuntamente, se denominarán en el presente Contrato como las "Acciones en Prenda en Prenda;

             (ii)  cualquier dividendo o distribuciones en efectivo o en especie en relación con las Acciones en Prenda;

            (iii)  cualquier ganancia derivada de las Acciones en Prenda, ya sea en efectivo o en especie, mediante títulos de crédito y/o acciones o cualquier tipo de recursos derivados de la venta, intercambio, retiro, amortización, redención o cualquier otro tipo de disposición de las Acciones en Prenda incluyendo cualquier Ganancia Neta en Efectivo de Disposiciones de Activos de los Activos en Garantía; y

            (iv)  cualquier Cuenta de Depósito (como dicho término se define más adelante) y (a) todo el efectivo, los cheques, las letras de cambio, los certificados, los instrumentos y los activos financieros, en su caso, que ocasionalmente se depositen o se mantengan en la Cuenta de Depósito; (b) cualquier inversión que se mantenga en, o se acredite a dicha Cuenta de Depósito y que haya sido comprada con fondos depositados en dicha Cuenta de Depósito; (c) todos los intereses, dividendos, distribuciones, efectivo, instrumentos y cualquier otro activo que ocasionalmente se reciba, pueda ser recibido o de otra forma cobrable con respecto a, o a cambio de cualquiera de los activos mencionados anteriormente; y (d) todos los recursos y todas las ganancias derivadas de los activos mencionados anteriormente en la medida en que no estén cubiertos por los párrafos (a), (b) y (c) anteriores.

        II.    El Acreedor Prendario, por conducto de su representante, declara al resto de las partes al presente Contrato que:

          II.1. Es una sociedad legalmente constituida de conformidad con las leyes de los Estados Unidos de América.

          II.2. Su representante cuenta con las facultades necesarias para celebrar el presente Contrato y obligarlo en términos del mismo.

          II.3. Cuenta con facultades y poderes necesarios y suficientes para celebrar este Contrato; ha obtenido las autorizaciones corporativas y no necesita realizar u obtener autorizaciones, aprobaciones o registros (salvo los que se mencionan en el presente Contrato) para celebrar este Contrato, y cumplir con sus obligaciones derivadas del mismo.

          II.4. Este Contrato constituye una obligación legal, válida y vinculatoria del Acreedor Prendario, exigible en su contra de conformidad con sus términos, salvo que dicha ejecución pudiera verse limitada por concurso mercantil, quiebra u otras leyes similares vigentes o que en el futuro sean vigentes, que en general afecten los derechos de los acreedores.

        En atención a los antecedentes y declaraciones que anteceden, las partes otorgan y se someten a las siguientes:

CLÁUSULAS

        PRIMERA.—Constitución de la Garantía Prendaria.    A través del endoso en garantía de los títulos de las Acciones en Prenda y de las anotaciones en el registro correspondiente de las Sociedades Emisoras (según dicho término se define más adelante), de conformidad con la fracción II del artículo 334 de la LGTOC, y con el objeto de garantizar el cumplimiento de cada Garante Prendario con todas

y cada una de las Obligaciones Garantizadas, cada uno de los mencionados Garantes Prendarios constituyen a favor del Acreedor Prendario, para beneficio del Acreedor Prendario y de los tenedores de los Bonos Nuevos Adicionales, un derecho real de prenda en primer lugar y grado sobre los Activos en Garantía, sujeto únicamente a las Restricciones Existentes.

        Los Garantes Prendarios reconocen y convienen expresamente que la prenda creada mediante la celebración de este Contrato ha quedado debidamente perfeccionada de conformidad con la fracción II del artículo 334 de la LGTOC y, por lo tanto, estará regida por lo dispuesto en la Sección Sexta del Capítulo IV del Título Segundo de la LGTOC. En virtud de lo anterior, las partes al Contrato reconocen y convienen que las disposiciones de la Sección Séptima del Capítulo IV del Título Segundo de la LGTOC no serán aplicables a la prenda creada mediante la celebración de este Contrato.

        Asimismo, las partes convienen que las Acciones en Prenda entregadas conforme a este Contrato quedarán bajo la guarda y custodia del Acreedor Prendario de acuerdo con los términos de este Contrato y del Indenture de los Bonos Nuevos Adicionales.

        SEGUNDA.—Perfeccionamiento; Entrega de Documentos.    (a) En este acto, cada uno de los Garantes Prendarios, según corresponda, entrega al Acreedor Prendario:

            (i)  todos y cada uno de los títulos originales de las Acciones en Prenda, mismos que amparan la totalidad de sus respectivas Acciones en Prenda a que se refiere el Anexo "A" del presente Contrato, debidamente endosados en garantía prendaria en favor del Acreedor Prendario, de conformidad con la fracción II del Artículo 334 de la LGTOC, en el entendido de que los títulos representativos de las acciones de Autotransportación y Distribución Logística, S.A. de C.V., Procesos Operativos de Materiales, S.A. de C.V., Seglo, S.A. de C.V., Seglo Operaciones Logísticas, S.A. de C.V., Trademex Mexicana, S.A. de C.V. y Servicios Mexicanos en Remolcadores, S.A. de C.V. (las "Empresas Joint Venture") deberán ser entregados al Acreedor Prendario dentro de los 30 (treinta) días siguientes a la fecha de celebración del presente Contrato; y

           (ii)  una constancia emitida por el Secretario del Consejo de Administración de cada una de las sociedades emisoras de las Acciones en Prenda (las "Sociedades Emisoras") en la que se hace constar que el derecho real de prenda sobre las Acciones en Prenda ha sido debidamente inscrito a favor del Acreedor Prendario en el libro de registro de acciones o equivalente de cada una de las Sociedades Emisoras, de conformidad con los artículos 24 y 334, fracción II de la LGTOC, en el entendido de que las constancias emitidas por el Secretario del Consejo de Administración de las Empresas Joint Venture deberán ser entregados al Acreedor Prendario dentro de los 30 (treinta) días siguientes a la fecha de celebración del presente Contrato.

          Mediante la firma del presente Contrato, el Acreedor Prendario acusa recibo de los títulos de las Acciones en Prenda efectivamente entregados cuyos datos de identificación se señalan en el Anexo "A", de conformidad con el Artículo 337 de la LGTOC.

        (b)   Cada uno de los Garantes Prendarios, según corresponda, en este acto acuerda utilizar sus mejores esfuerzos comercialmente razonables para obtener el consentimiento correspondiente de sus otros accionistas en cada una de las Empresas Joint Venture dentro de los 30 (treinta) días a la fecha de celebración del presente Contrato y a entregar al Acreedor Prendario una constancia de dicho consentimiento inmediatamente después de haberlo obtenido.

        TERCERA.—Obligaciones del Acreedor Prendario.    Sujeto a las limitaciones contenidas en el Indenture de los Bonos Nuevos Adicionales, las partes al Contrato convienen expresamente que el Acreedor Prendario será responsable de la guarda y conservación de los títulos originales de las Acciones en Prenda, así como de la custodia de los Activos en Garantía. El Acreedor Prendario gozará de los beneficios, derechos y protecciones de cada una de las disposiciones que para beneficio del Indenture Trustee se establecen en el Indenture de los Bonos Nuevos Adicionales, en cuyo caso como si dichas disposiciones se encontraran reproducidas por completo en el presente Contrato y cualquier deber u obligación del Acreedor Prendario se limitarán a lo que dicho Indenture de los Bonos Nuevos Adicionales establece.

        CUARTA.—Garantía Continua e Indivisibilidad.    Las partes al Contrato convienen expresamente que:

            (i)  la garantía prendaria sobre las Acciones en Prenda creada por medio de la celebración de este Contrato constituye una garantía continua para el pago total de las Obligaciones Garantizadas;

           (ii)  la garantía prendaria creada por medio de la celebración de este Contrato sobre las Acciones en Prenda es indivisible y las Acciones en Prenda garantizan el pago total de todas y cada una de las Obligaciones Garantizadas, sin limitación alguna, y por lo tanto, cada uno de los Garantes Prendarios en este acto renuncia expresamente al derecho de dividir o reducir la prenda creada por el presente Contrato sobre las Acciones en Prenda en proporción a los pagos parciales que se llegaren a efectuar respecto de las Obligaciones Garantizadas, de conformidad con lo previsto por el artículo 2890 del Código Civil Federal y artículos correlativos de los Códigos Civiles del Distrito Federal y de los Estados de la República Mexicana, salvo que se cuente con la autorización previa y por escrito del Acreedor Prendario; y

          (iii)  la garantía prendaria creada por medio de la celebración de este Contrato sobre las Acciones en Prenda permanecerá en pleno vigor y efecto a partir de esta fecha y hasta la terminación del presente Contrato, sin importar que cualquiera de las partes o cualquier tercero en esta misma fecha o con posterioridad a la misma garanticen total o parcialmente las Obligaciones Garantizadas, a través de otras prendas o de cualesquiera otras garantías, o que cualquiera de las partes al Contrato, o cualquier porción de los Activos en Garantía sea terminada o liberada del presente Contrato o de la prenda creada por el mismo.

        QUINTA.—Ejercicio de Derechos Inherentes a las Acciones en Prenda.    Las partes al Contrato convienen expresamente lo siguiente:

          (a)   Sujeto a lo establecido en el Indenture de los Bonos Nuevos Adicionales, los derechos patrimoniales y corporativos inherentes a las Acciones en Prenda serán ejercidos por los Garantes Prendarios, siempre y cuando no haya ocurrido y subsista un Incumplimiento (Default) o un Caso de Incumplimiento (Event of Default).

          Para los efectos del párrafo anterior, las partes al Contrato acuerdan que los Garantes Prendarios estarán facultados para instruir por escrito al Acreedor Prendario, con la debida anticipación de conformidad con los estatutos u otros documentos corporativos de la Sociedad Emisora, para que éste ejerza a favor de aquellos cualesquiera y todos los derechos, ya sean corporativos o económicos, derivados de las Acciones en Prenda, siempre y cuando dicho ejercicio sea conforme a los términos de este Contrato y del Indenture de los Bonos Nuevos Adicionales.

          (b)   No obstante lo anterior, en caso de que el Acreedor Prendario entregue a la Compañía, y a cada uno de los Garantes Prendarios una notificación en el sentido de que ha ocurrido y subsiste un Incumplimiento (Default) o un Caso de Incumplimiento (Event of Default) (el "Aviso de Incumplimiento"):

              (i)  Cada uno de los Garantes Prendarios reconoce y acepta que todos y cualesquiera derechos, ya sean corporativos o económicos, derivados de las Acciones en Prenda serán ejercitados única y exclusivamente por el Acreedor Prendario.

            Con el fin de permitir al Acreedor Prendario que ejercite todos los derechos inherentes a las Acciones en Prenda, cada uno de los Garantes Prendarios en este acto, designa irrevocablemente al Acreedor Prendario como su apoderado para actuar en su nombre y representación con el fin de ejercitar cualesquiera derechos de cada uno de los Garantes

    Prendarios relacionados con o que deriven de las Acciones en Prenda. Para dicho propósito, en este acto, cada uno de los Garantes Prendarios otorga a favor del Acreedor Prendario un poder conforme al formato que se adjunta como Anexo "D" al presente Contrato; y

             (ii)  Cualquier dividendo o distribución, en efectivo o en especie, a que tenga derecho cualquiera de los Garantes Prendarios relacionados con o que deriven de las Acciones en Prenda, será recibida directamente por el Acreedor Prendario, quien conservará cualesquiera de dichas cantidades como parte de la prenda, salvo que se disponga lo contrario en el presente Contrato.

        SEXTA.—Ejecución de la Garantía Prendaria.    (a) En caso que ocurra y durante el tiempo que dure un Incumplimiento (Default) o un Caso de Incumplimiento (Event of Default) y después de que el monto principal de los Bonos Nuevos Adicionales haya sido declarado vencido anticipadamente, de conformidad con el Indenture de los Bonos Nuevos Adicionales (siempre que dicho vencimiento anticipado no haya sido rescindido) el Acreedor Prendario podrá, y en caso de que sea requerido bajo el Indenture de los Bonos Nuevos Adicionales deberá, entregar a la Compañía un aviso por escrito, sustancialmente en los términos del documento que se agrega al presente como Anexo "E" (el "Aviso de Venta"), notificándole que es su intención ejecutar los Activos en Garantía, de conformidad con lo previsto en el Indenture de los Bonos Nuevos Adicionales.

        (b)   En caso que las Obligaciones Garantizadas no sean pagadas en su totalidad, dentro de los 5 (cinco) Días Hábiles siguientes a la fecha en que reciba el Aviso de Venta, el Acreedor Prendario podrá, comenzando en la fecha que sea 30 (treinta) días después de la fecha en la que el Acreedor Prendario haya dado el Aviso de Venta de conformidad con la Cláusula Sexta (a) anterior, ejecutar los Activos en Garantía conforme al procedimiento que para tales efectos señale o autorice la legislación aplicable en vigor en el momento de la ejecución; en el entendido, sin embargo, que en caso de que la Compañía entregue al Acreedor Prendario dentro de dicho período de 30 (treinta) días una notificación por escrito designando ciertas Acciones en Prenda en particular que el Acreedor Prendario deba ejecutar antes de ejecutar el resto de los Activos en Garantía (las "Acciones Designadas"), junto con un avalúo sobre el valor de las Acciones Designadas realizado por un Banco de Inversión Designado (como dicho término se define más adelante) especificando que el valor comercial justo de las Acciones Designadas no es menor que el 120% (ciento veinte por ciento) del monto en Dólares de las Obligaciones Garantizadas (incluyendo todos los intereses devengados y no pagados, y los intereses moratorios hasta la fecha en que sea 90 (noventa) días después de que se haya entregado el Aviso de Venta), el Acreedor Prendario estará obligado a ejecutar las Acciones Designadas antes de realizar la ejecución sobre el resto de los Activos en Garantía.

        En caso de que las Ganancias Netas en Efectivo derivadas de la ejecución de las Acciones Designadas no sean suficientes para pagar las Obligaciones Garantizadas en su totalidad, la Compañía le podrá entregar al Acreedor Prendario dentro un plazo de 30 (treinta) días siguientes a la notificación que al respecto le entregue el Acreedor Prendario, una notificación por escrito designando ciertas Acciones en Prenda en particular adicionales que el Acreedor Prendario pueda ejecutar antes de ejecutar el resto de los Activos en Garantía (las "Acciones Designadas en Segundo Lugar"), junto con un avalúo sobre el valor de las Acciones Designadas en Segundo Lugar realizado por un Banco de Inversión Designado especificando que el valor comercial justo de las Acciones Designadas en Segundo Lugar no es menor que el 120% (ciento veinte por ciento) del monto en Dólares de las Obligaciones Garantizadas (incluyendo todos los intereses devengados y no pagados, y los intereses moratorios hasta la fecha en que sea 90 (noventa) días después de que se haya entregado el Aviso de Venta), en cuyo caso el Acreedor Prendario estará obligado a ejecutar las Acciones Designadas en Segundo Lugar antes de realizar la ejecución sobre el resto de los Activos en Garantía.

        Queda expresamente acordado que las Acciones Designadas y las Acciones Designadas en Segundo Lugar no podrán incluir Acciones en Prenda que estén sujetas a Restricciones Existentes (que no hayan sido renunciadas). En caso de que las Ganancias Netas en Efectivo derivadas de la ejecución de las Acciones Designadas y de las Acciones Designadas en Segundo Lugar, según sea el caso, no sean suficientes para pagar las Obligaciones Garantizadas en su totalidad, o si la Compañía no entregó a tiempo la notificación al Acreedor Prendario designando las Acciones Designadas o de las Acciones Designadas en Segundo Lugar, según sea el caso, el Acreedor Prendario a su entera discreción podrá ejecutar todo o parte del resto de los Activos en Garantía.

        (c)   El Banco de Inversión Designado será nombrado y contratado por la Compañía y los gastos y honorarios que surjan en relación con el avalúo de las Acciones Designadas realizado por el Banco de Inversión Designado serán cubiertos conjunta e individualmente por los Garantes Prendarios. Para efectos del presente Contrato, "Banco de Inversión Designado" significa la oficina en los Estados Unidos de América de cualquiera de los siguientes bancos de inversión a elección del Acreedor Prendario; Bear Stearns & Co., Credit Suisse First Boston Corporation, Houlihan Lokey Howard & Zukin Capital, J.P. Morgan Securities, Lehman Brothers, Merrill Lynch & Co. o Morgan Stanley & Co., o sus respectivos causahabientes, siempre que dicho banco de inversión no haya sido contratado para prestar servicios de banca de inversión a la Compañía o a sus subsidiarias 6 (seis) meses antes de la fecha de entrega de dicho avalúo y acuerde no prestar servicios de banca de inversión a la Compañía o a sus subsidiarias en un periodo de seis meses después de la entrega de dicho avalúo.

        (d)   En términos del artículo 344 de la LGTOC, el Acreedor Prendario no podrá hacerse dueño de las Acciones en Prenda, ni de las cantidades, títulos o derechos relacionados o que deriven de las mismas, sin el consentimiento expreso de cada Garante Prendario, según sea el caso, manifestado por escrito y con posterioridad a la constitución de la prenda.

        (e)   Una vez realizada la venta de los Activos en Garantía, las Ganancias Netas en Efectivo y cualquier ganancia que no sea en efectivo derivada de dicha venta será mantenida por el Acreedor Prendario como parte de los Activos en Garantía y se aplicará conforme a las disposiciones relativas del Indenture de los Bonos Nuevos Adicionales.

        (f)    El Acreedor Prendario no asumirá responsabilidad alguna respecto del valor de venta de los Activos en Garantía, o respecto de que las Ganancias Netas en Efectivo obtenidas de la venta de la misma resultaran insuficientes o no para pagar las Obligaciones Garantizadas en su totalidad. En caso de que las Ganancias Netas en Efectivo no sean suficientes para pagar las Obligaciones Garantizadas en su totalidad, quedarán a salvo los derechos de los tenedores de los Bonos Nuevos Adicionales y del Indenture Trustee para cobrar a los Garantes Prendarios las cantidades que quedaren insolutas.

        (g)   Cada una de las partes al presente Contrato reconoce y acuerda que en la ejecución de los Activos en Garantía conforme a la presente Cláusula, estará sujeta a, en su caso, (i) las disposiciones aplicables en México que requieran la autorización y/o notificación ante la Comisión Nacional de Inversiones Extranjeras y/o la Comisión Federal de Competencia; y (ii) a las Restricciones Existentes. Asimismo, cada uno de los Garantes Prendarios se obliga a realizar sus mejores esfuerzos para obtener cualquier autorización, aprobación gubernamental o renuncia a las Restricciones Existentes, que en su caso resulten necesarias para la enajenación de los Activos en Garantía bajo el presente Contrato y para dichos efectos, se otorga el poder, sustancialmente en el formato que se adjunta como Anexo "D", otorgado por cada uno de los Garantes Prendarios a favor del Acreedor Prendario que deberá autorizar al mencionado Acreedor Prendario a llevar a cabo cualquier acto que sea necesario o conveniente, en la entera discreción del Acreedor Prendario, para llevar a cabo dicha ejecución.

        (h)   No obstante lo anterior, cada una de las partes al presente Contrato reconoce y acepta que los Garantes Prendarios tendrán el derecho, en cualquier momento antes de llevar a cabo la ejecución (pero nunca con el fin de que se pudiera retrasar o impedir la ejecución), de pagar las Obligaciones Garantizadas en su totalidad o designar a una persona para realizar dicho pago. En dicho caso, cualquier gasto o costo derivado de cualquier acto relacionado con la ejecución de conformidad con esta Cláusula Sexta realizado por el Acreedor Prendario o por cualquier tercero que participe en la ejecución de los Activos en Garantía, será cubierto exclusivamente por los Garantes Prendarios.

        SÉPTIMA.—Obligaciones de los Garantes Prendarios.    Cada uno de los Garantes Prendarios deberá, salvo que el Acreedor Prendario consienta por escrito lo contrario o se encuentre permitido en el Indenture de los Bonos Nuevos Adicionales:

          (a)   En cuanto tenga conocimiento de cualquier demanda, acción o procedimiento que amenace sus derechos, o que en caso de que sea resuelto en forma adversa pudiera resultar en un Gravamen (Lien) o que pudiera en cualquier forma afectar a los Activos en Garantía, entregar un aviso detallado describiendo dicha demanda o proceso al Acreedor Prendario, y salvo que el Acreedor Prendario le indique lo contrario por escrito, defender tales derechos, títulos o garantías a su costa;

          (b)   En todo momento y a su propia costa, defender sus derechos relacionados con los Activos en Garantía (incluyendo su prelación de primer grado) a favor del Acreedor Prendario, en contra de cualquier demanda y proceso de cualquier persona;

          (c)   No vender, ceder, canjear, intercambiar, gravar o de cualquier otra manera disponer de las Acciones en Prenda salvo que se encuentre permitido en el Indenture de los Bonos Nuevos Adicionales;

          (d)   No constituir o permitir que exista un gravamen, garantía, cualquier otra carga o derecho de terceros sobre o relacionado con los Activos en Garantía diferente de las Restricciones Existentes o según sea permitido en el Indenture de los Bonos Nuevos Adicionales; y

          (e)   En el supuesto que durante la vigencia del presente Contrato se: (1) declaren dividendos o distribuciones en efectivo o en especie en relación con las Acciones en Prenda; o (2) obtengan o documenten cualesquiera utilidades relacionadas con las Acciones en Prenda, ya sea en efectivo o en especie, a través de títulos de crédito y/o acciones u otros recursos resultantes de la venta, canje, retiro, amortización o cualquier enajenación, intercambio de las Acciones en Prenda, todos deberán ser entregados al Acreedor Prendario tan pronto como se reciban e inmediatamente formarán parte de los Activos en Garantía. En cumplimiento de lo anterior, cada Garante Prendario deberá:

              (i)  constituir y perfeccionar el derecho de prenda sobre todas las acciones adicionales o cualesquiera otras acciones y/o títulos de crédito y/o partes sociales de los cuales llegue a ser titular durante la vigencia del presente Contrato que obtenga como consecuencia de y en relación con la titularidad de las Acciones en Prenda por virtud de un aumento de capital, pago de dividendos en acciones o venta, intercambio, retiro, amortización, redención, retiro o cualquier otra forma de enajenación, ya sea total o parcial, respecto de las Acciones en Prenda u otras acciones (dichos nuevos títulos de crédito y/o acciones quedarán en ese momento comprendidos dentro de la definición de "Acciones en Prenda" conforme a este Contrato) con el objeto de que cada Garante Prendario garantice el cumplimiento de las Obligaciones Garantizadas;

             (ii)  depositar las Ganancias Netas en Efectivo de Disposiciones de Activos de los Activos en Garantía en una cuenta de garantía, en nombre de dicho Garante Prendario y bajo el control del Acreedor Prendario (una "Cuenta de Depósito") en términos de un Contrato de Control sobre Cuentas de Depósito sustancialmente en términos del formato que se adjunta como Anexo "F", (un "Contrato de Control") cuyos recursos deberán ser aplicados en términos del Indenture de los Bonos Nuevos Adicionales; y

            (iii)  en caso de que ocurra y subsista un Incumplimiento (Default) o un Caso de Incumplimiento (Event of Default), depositar cualesquiera dividendos, distribuciones y/o ingresos en efectivo obtenidos de la venta, intercambio, retiro, amortización u otra forma de enajenación de las Acciones en Prenda o cualesquiera otras acciones adquiridas por dicho Garante Prendario en una Cuenta de Depósito en términos de un Contrato de Control.

        En caso de que las Ganancias Netas en Efectivo y/o dividendos, distribuciones y/o ganancias excedan del equivalente de EUA$10,000,000 (diez millones de Dólares) y estén en moneda distinta a Dólares, dicha cantidad deberá ser convertida a Dólares al momento de su recepción.

        OCTAVA.—Extinción de la Garantía Prendaria.    (a)    El presente Contrato mantendrá su vigencia mientras no hayan sido pagadas en su totalidad las Obligaciones Garantizadas, de conformidad con los términos y condiciones establecidos en el Indenture de los Bonos Nuevos Adicionales.

        (b)   Las partes al presente Contrato convienen y se obligan a que, en la fecha en que las Obligaciones Garantizadas sean pagadas en su totalidad en efectivo o el Acreedor Prendario libere total o parcialmente la garantía prendaria sobre los Activos en Garantía conforme a los términos y condiciones del Indenture de los Bonos Nuevos Adicionales, el Acreedor Prendario devolverá al Garante Prendario los títulos de las Acciones que correspondan (o la porción restante, según sea el caso), obligándose las partes a realizar la cancelación del endoso en garantía de las Acciones en Prenda, así como de la inscripción en los registros de acciones o equivalentes de las Sociedades Emisoras y en los registros públicos correspondientes.

        (c)   Los Garantes Prendarios tendrán el derecho a obtener una liberación total o parcial de los Activos en Garantía de conformidad con los términos y condiciones del Indenture de los Bonos Nuevos Adicionales y, salvo por lo dispuesto en el Indenture de los Bonos Nuevos Adicionales, los Garantes Prendarios no tendrán derecho alguno a obtener una liberación total y parcial de los Activos en Garantía.

        NOVENA.—Avisos y Notificaciones.    Cualquier petición, solicitud, autorización, indicación, aviso, consentimiento o renuncia hecha, otorgada o expedida a:

          (a)   la Compañía o cualquier otro Garante Prendario, deberá ser hecha, otorgada o expedida por escrito y entregada personalmente, por correo certificado o enviada por transmisión facsimilar a la Compañía y a cualquier otro Garante Prendario, dirigida a Avenida de la Cúspide No. 4755, Colonia Parques del Pedregal, 14010 México, D.F., Atención: Director de Finanzas, número telefónico (52-55) 5629-8866, número facsimilar (52-55) 5629-8899, con copia a: Haynes & Boone, S.C., Blvd. Manuel Avila Camacho 40, Desp 1801, Colonia Lomas de Chapultepec, 11000, México, D.F. Atención: Romualdo Segovia, número telefónico (52-55) 5540-5558, número facsimilar (52-55) 5540-0630, o a cualquier otro domicilio proporcionado previamente y por escrito al Acreedor Prendario por la Compañía o cualquier otro Garante Prendario y, salvo que se indique lo contrario en este instrumento, cualquier documento se considerará correctamente entregado al momento de su recepción por parte de la Compañía, en el entendido que, si la recepción de cualquier transmisión facsimilar no es confirmada por la Compañía, deberá entregarse una copia de dicho documento personalmente o por correo certificado a la Compañía; o

          (b)   al Acreedor Prendario, deberá ser hecha, otorgada o expedida por escrito y entregada personalmente, por correo certificado o enviada por transmisión facsimilar al Acreedor Prendario, dirigida a Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, N9303-120, Minneapolis, MN 55479, Atención: Timothy Mowdy, número telefónico (612) 316-1445, número facsimilar (612) 667-9827, o a cualquier otro domicilio proporcionado previamente y por escrito a la Compañía por el Acreedor Prendario y, salvo que se indique lo contrario en este instrumento, cualquier documento se considerará correctamente entregado al momento de su recepción por parte del Acreedor Prendario, en el entendido que, si la recepción de cualquier transmisión facsimilar no es confirmada por el Acreedor Prendario, deberá entregarse una copia de dicho documento personalmente o por correo certificado al Acreedor Prendario.

        DÉCIMA.—Cesión.    Las partes de este Contrato en ningún momento podrán, gravar, ceder o transmitir por cualquier título legal, en todo o en parte, los derechos y obligaciones que les corresponden conforme al presente Contrato. No obstante lo anterior, el Acreedor Prendario podrá ceder o transmitir de cualquier otra forma sus derechos y obligaciones bajo este Contrato a un Acreedor Prendario sucesor o a un agente o representante de garantías conforme a los términos y condiciones del Indenture de los Bonos Nuevos Adicionales.

        DÉCIMA PRIMERA.—Modificaciones.    Este Contrato no podrán ser reformado, adicionado, renunciado o modificado en forma alguna salvo mediante acuerdo de todas y cada una de las partes, en el entendido que cualquier reforma, adición, renuncia o modificación al Contrato será realizadas de conformidad con los términos y condiciones del Indenture de los Bonos Nuevos Adicionales.

        DÉCIMA SEGUNDA.—Protocolización y Registro.    De conformidad con lo establecido por los artículos 2859 y 3069 del Código Civil Federal, así como por el artículo 149 del Código Fiscal de la Federación, dentro de los 5 (cinco) Días Hábiles siguientes a la celebración del presente Contrato, las partes se obligan a presentar el presente Contrato para su protocolización ante Notario Público, así como a presentarlo para su inscripción en los Registros Público de Comercio correspondientes.

        DÉCIMA TERCERA.—Independencia de Disposiciones.    Si cualesquiera de las obligaciones, acuerdos u otras disposiciones previstos en este Contrato por las partes del mismo, para la ejecución del presente Contrato, fuesen declaradas ilegales o de imposible cumplimiento por un tribunal competente, dicha obligación, acuerdo u otra disposición será considerado e interpretado en forma separada de las demás obligaciones, acuerdos y disposiciones contenidas en el presente Contrato, y no afectará en forma alguna la validez de las demás obligaciones, acuerdos o disposiciones de este Contrato.

        DÉCIMA CUARTA.—Ley Aplicable; Jurisdicción.    Para todo lo relativo a la interpretación y/o cumplimiento del presente Contrato, cada una las partes se somete expresamente a lo dispuesto en la LGTOC y a las disposiciones supletorias que señala el artículo 2o de dicha ley. Para cualquier controversia que llegare a surgir con motivo del mismo, cada una de las partes conviene expresamente en sujetarse a la jurisdicción y competencia de los tribunales de la Ciudad de México, Distrito Federal y en este acto expresamente renuncia a cualquier otro fuero o jurisdicción que pudiera llegar a corresponderles conforme a la ley.

        DÉCIMA QUINTA.—Traducción de Documentos.    En este acto, las partes (i) acuerdan expresamente que el Indenture de los Bonos Nuevos Adicionales sea traducido al español por un traductor autorizado, y (ii) acuerdan expresamente que dicha traducción podrá ser usada en cualquier procedimiento o proceso relacionado con este Contrato. Además, las partes acuerdan llevar a cabo los actos a que se refiere el inciso (i) que antecede dentro de los 15 (quince) días siguientes a la fecha de firma del presente Contrato. La obtención de dicha traducción no afectará la validez, entrada en vigor y/o ejecución del presente Contrato. Todos y cada unos de los gastos y costos derivados de los actos referidos en esta Cláusula Décima Quinta serán cubiertos por la Compañía en forma exclusiva.

        DÉCIMA SEXTA—Ejemplares.    Las partes acuerdan que el presente Contrato se celebra en 5 (cinco) ejemplares originales, quedando uno de ellos en poder de cada una de las partes, mismos que en su conjunto formarán uno y el mismo acuerdo de voluntades.

        DÉCIMA SÉPTIMA.—Acuerdo Íntegro.    Este Contrato, junto con los demás contratos y acuerdos aquí mencionados y con sus Anexos, constituyen el acuerdo y entendimiento íntegros de las partes en relación con el objeto materia de este Contrato y supersede todos y cada uno de los acuerdos, entendimientos y declaraciones por o entre las partes, ya se escritos u orales, en la medida que se relacionen en cualquier forma con el objeto materia de este Contrato.

        DÉCIMA OCTAVA.—Capacidad del Acreedor Prendario.    Los Garantes Prendarios expresa e irrevocablemente: (i) reconocen que el Acreedor Prendario cuenta con los nombramientos, la capacidad y el poder necesarios, para actuar en nombre y representación de los tenedores de los Bonos Nuevos Adicionales para todos los efectos a que haya lugar; (ii) renuncian a sus respectivos derechos de tomar alguna acción que amenace su legal existencia, sus nombramientos, su capacidad legal o de otro tipo y la autoridad del Acreedor Prendario para actuar en nombre y representación de los tenedores de los Bonos Nuevos Adicionales; y (iii) reconocen que la institución que actúa como Acreedor Prendario bajo el presente Contrato (a) lo hace exclusivamente en nombre y representación de los tenedores de los Bonos Nuevos Adicionales y no en nombre propio; y (b) no asume obligación o responsabilidad personal alguna, directa o indirecta, expresa o implícita, en relación con cualesquiera de las Obligaciones Garantizadas o con los contratos o documentos de que dichas Obligaciones Garantizadas derivan.

        Leído que fue el presente Contrato, las partes lo suscriben en la Ciudad de México, Distrito Federal, el 13 de enero de 2004.

[resto de la página dejado en blanco intencionalmente]

GARANTES PRENDARIOS

Grupo TMM, S.A.	Compañía Arrendadora TMM, S.A. de C.V.
Por: José Francisco Serrano Segovia Cargo: Apoderado	Por: José Francisco Serrano Segovia Cargo: Apoderado
Línea Mexicana TMM, S.A. de C.V.	Inmobiliaria TMM, S.A. de C.V.
Por: José Francisco Serrano Segovia Cargo: Apoderado.	Por: José Francisco Serrano Segovia Cargo: Apoderado
Operadora de Apoyo Logístico, S.A. de C.V.	Servicios en Puertos y Terminales, S.A. de C.V.
Por: José Francisco Serrano Segovia Cargo: Apoderado	Por: José Francisco Serrano Segovia Cargo: Apoderado
Transportes Marítimos México, S.A.	Linea Mexicana TMM, S.A. de C.V.
Por: José Francisco Serrano Segovia Cargo: Apoderado	Por: José Francisco Serrano Segovia Cargo: Apoderado
TMM Logistics, S.A. de C.V.	TMG Overseas, S.A. de C.V.
Por: José Francisco Serrano Segovia Cargo: Apoderado	Por: José Francisco Serrano Segovia Cargo: Apoderado
ACREEDOR PRENDARIO
Wells Fargo Bank, N.A.
Por: Timothy P. Mowdy Cargo: Vice-Presidente Adjunto

Lista de Anexos

"A"	Lista de Garantes Prendarios, Acciones, Sociedades Emisoras, Representantes, participaciones Existentes y otras Acciones y participaciones de los Garantes Prendarios
"B"	Copia del Indenture de los Bonos Nuevos Adicionales
"C"	Copias de los Poderes de los Garantes Prendarios
"D"	Formato de Poder otorgado al Acreedor Prendario
"E"	Formato de Aviso de Venta
"F"	Formato de Contrato de Control sobre Cuentas de Depósito

Anexo "A"

Lista de Garantes Prendarios, Acciones, Sociedades Emisoras, Representantes,
Restricciones Existentes y otras Acciones y Participaciones de los Garantes Prendarios

Anexo "B"

Copia del Indenture de los Bonos Nuevos Adicionales

Anexo "C"

Copia de los Poderes de los Garantes Prendarios

Anexo "D"

Formato de Poder otorgado al Acreedor Prendario

Poder Especial		Special Power-of-Attorney
En este acto el [Garante Prendario] (el "Otorgante") otorga a [Acreedor Prendario] (el "Apoderado"), un poder especial irrevocable, tan amplio como en derecho sea necesario, con el fin de que el Apoderado, actuando en nombre y representación del Otorgante ejerza, defienda y exija, estrictamente de conformidad con lo previsto en el contrato de prenda mercantil sobre acciones celebrado [en esta misma fecha] entre diversos garantes prendarios, entre los cuales se encuentra el Otorgante, y el Apoderado, como acreedor prendario (el "Contrato de Prenda"), el cumplimiento de todos y cada uno de los derechos del Otorgante relacionados con las acciones propiedad del Otorgante representativas del capital social de [Nombre de la Compañía Emisora] (las "Acciones").		[Pledgor] (the "Pledgor") hereby grants to [Pledgee] (the "Attorney-in-fact"), an irrevocable special power of attorney, as broad and sufficient as may be necessary under applicable law, in order for the Attorney-in-fact to act in the Pledgor's name and on its behalf in order to exercise, enforce and defend, strictly in accordance with the provisions of the mercantile pledge agreement executed [as of the date hereof] between several pledgors, including the Pledgor, and the Attorney-in-fact, in its capacity as pledgee (the "Pledge Agreement"), the performance of each and every of the Pledgor's rights in connection with the shares representing the capital stock of [Name of the Issuing Company] owned by it (the "Shares").
Dentro de la especialidad del poder, el Apoderado gozará de las siguientes facultades:		Within the special nature of said power, the Attorney-in-fact shall have the following powers:

A) Poder general para pleitos y cobranzas, con todas las facultades generales y aún con las especiales que de acuerdo con la ley requieran cláusula especial, actos de administración y actos de dominio en los términos del Artículo 2554 del Código Civil para el Distrito Federal y sus artículos correlativos en el Código Civil Federal y en los Códigos Civiles de los Estados de la República Mexicana.
A) General power for lawsuits and collections, with all the general authority and powers, including those special powers which, according to law, require a special clause, acts of administration and acts of domain, as provided for by the first paragraph of Article 2554 of the Civil Code for the Federal District and its correlatives in the Federal Civil Code and in the Civil Codes of the other states of the Mexican Republic.
De manera enunciativa y no limitativa, se mencionan las facultades siguientes:		The powers of the Attorney-in-fact hereunder shall include, but not be limited to:
I.	Para intentar y desistirse de toda clase de procedimientos, inclusive amparo;	I.	To institute and withdraw from all types of proceedings, including "amparo"
II.	Para transigir;		procedures;
III.	Para comprometer en árbitros;	II.	To transact;
IV.	Para absolver y articular posiciones;	III.	To arbitrate;
V.	Para recusar;	IV.	To make and answer depositions;
VI.	Para hacer cesión de bienes;	V.	To recuse;
VII.	Para recibir pagos; y	VI.	To assign property;
VIII.	Para presentar denuncias y querellas en	VII.	To receive payments; and
	materia penal y desistirse de ellas cuando lo permita la ley.	VIII.	To file criminal lawsuits and withdraw from them when permitted by law.

Las facultades que se conceden al Apoderado conforme al presente apartado A), estarán limitadas a la realización de actos o cuestiones relacionadas con las Acciones;	The powers granted to the Attorney-in-fact under section A) herein, shall be limited to any actions or matters related to the Shares;

B) Poder tan amplio como sea necesario para ejercer la totalidad de los derechos corporativos y económicos relativos a las Acciones (incluyendo sin limitación, el derecho de asistir y votar a las asambleas, así como el derecho de cobrar dividendos y cualesquiera otras cantidades derivadas o que se deriven de la titularidad de las Acciones). En este acto, el Otorgante ratifica todos los actos que el Apoderado realice en ejercicio del presente poder; y
B) Power of attorney as broad as necessary to exercise all the corporate and economic rights in connection with the Shares (including without limitation, the right to attend and vote in the shareholders meetings, as well as the right to collect any dividend payments as well as any other amounts arising from or related to the Shares). The Pledgor hereby ratifies all actions that the Attorney-in-fact may reasonably take on the exercise of this power; and

C) Poder tan amplio como sea necesario para llevar a cabo, en nombre del Otorgante, cualquier acto que sea necesario o conveniente en la entera discreción del Apoderado para llevar a cabo la ejecución de la Garantía en discr términos del Contrato de Prenda. En este acto, el Otorgante ratifica todos los actos que el Apoderado realice en ejercicio del presente poder.
C) Power of attorney as broad as necessary to take any and all such actions in the name of the Pledgor as may be necessary or desirable in the Attorney-in-fact's sole discretion to effect the foreclosure of the Collateral pursuant to the Pledge Agreement. The Pledgor hereby ratifies all actions that the Attorney-in-fact may reasonably take on the exercise of this power.

El presente poder podrá ser ejercido por el Apoderado únicamente en caso que haya entregado a la Compañía y al Otorgante un Aviso de Incumplimiento conforme a lo establecido en la Cláusula Quinta del Contrato de Prenda.
The power of attorney granted hereby may only be exercised by the Attorney-in-fact if it has delivered to the Company and the other Pledgor, a Notice of Default pursuant to the provisions set forth in Clause Fifth of the Pledge Agreement.

Este poder tiene el carácter de irrevocable, en los términos del artículo 2596 del Código Civil para el Distrito Federal, dado que se otorga como medio para el cumplimiento de diversas obligaciones asumidas por el Otorgante bajo el Contrato de Prenda.
This power of attorney is irrevocable, in terms of Article 2596 of the Civil Code for the Federal District, and is granted as means for the fulfillment of several obligations of the Pledgor under the Pledge Agreement.
Los términos utilizados con mayúscula inicial en el texto de este poder tendrán el significado que se les otorga en el Contrato de Prenda del cual éste instrumento forma parte como Anexo "D".	Capitalized terms used herein will have the meaning assigned to such terms in the Pledge Agreement to which this instrument is attached to as Annex "D".
México, Distrito Federal a [ ] de enero de 2004.	Mexico City, Federal District, January [ ], 2004
Otorgante/Pledgor
[ ]
By/Por: Title/Cargo:

Anexo "E"

Formato de Aviso de Venta

[MEMBRETE DEL ACREEDOR PRENDARIO]

[                        ], 2004

Grupo TMM, S.A.
Avenida de la Cúspide, No. 4755
Colonia Parques del Pedregal
14010 México, D.F.

Atención: Director de Finanzas

Estimados señores:

        Hacemos referencia al Contrato de Prenda Mercantil sobre Acciones (el "Contrato") de fecha                        de 2004, celebrado entre los Garantes Prendarios y el Acreedor Prendario. Los términos utilizados con mayúscula inicial utilizados y no definidos en este documento tendrán el significado que se les otorga en el Contrato.

        En términos de lo dispuesto en el párrafo (a) de la Cláusula Sexta del Contrato, como resultado de que ha ocurrido y subsiste un Incumplimiento (Default) o un Caso de Incumplimiento (Event of Default), que consiste en [                        ], por medio del presente informamos a ustedes que pretendemos ejecutar los Activos en Garantía, conforme a las disposiciones del Indenture de los Bonos Nuevos Adicionales y del Contrato.

Atentamente,
WELLS FARGO BANK, N.A. como Acreedor Prendario
By/Por: Title/Cargo:

ccp: [SUBSIDIARIAS]

Anexo "F"

Formato de Contrato de Control sobre Cuentas de Depósito

[TO BE FORMALIZED IN SPANISH BEFORE A NOTARY PUBLIC IN MEXICO]

MERCANTILE STOCK PLEDGE AGREEMENT (THE "AGREEMENT") ENTERED INTO BY AND AMONG EACH AND EVERY ONE OF THE COMPANIES LISTED IN ANNEX "A" HERETO (THE "SUBSIDIARIES") IN THEIR CAPACITY AS PLEDGORS, REPRESENTED HEREIN BY THE PERSONS MENTIONED IN SUCH ANNEX, RESPECTIVELY, GRUPO TMM, S.A. (INDIVIDUALLY THE "COMPANY", AND TOGETHER WITH THE SUBSIDIARIES, COLLECTIVELY THE "PLEDGORS") REPRESENTED HEREIN BY JOSÉ FRANCISCO SERRANO SEGOVIA, AND WELLS FARGO BANK, N.A. (THE "PLEDGEE" OR THE "INDENTURE TRUSTEE"), IN ITS CAPACITY AS PLEDGEE, REPRESENTED HEREIN BY TIMOTHY P. MOWDY, PURSUANT TO THE FOLLOWING PRECEDENTS, REPRESENTATIONS AND CLAUSES:

PRECEDENTS

        1.     The Company has issued its senior secured notes due 2007 in the aggregate principal amount of $21,094,605 (twenty one million ninety four thousand six hundred five Dollars legal currency of the United States of America ("U.S. Dollars")) (the "Additional New Notes"), which notes are governed by an indenture, dated as of the date hereof, by and among the Company, the other Pledgors and the Indenture Trustee (the "Additional New Notes Indenture") (a copy of which (in English) is attached hereto as Annex "B", and which will be translated into Spanish as provided in Clause Fifteenth), and the other Pledgors have executed a guarantee of all of the Company's obligations under the Additional New Notes, the Additional New Notes Indenture and this Agreement.

        2.     In accordance with the terms of the Additional New Notes Indenture, the Pledgors are obligated to pledge, assign their interest in, and grant a first priority perfected security interest in and upon, the Collateral (as defined below) to secure the Company's and the Guarantors' obligations under the Additional New Notes, the Additional New Notes Indenture, the Guarantees and this Agreement (the "Secured Obligations").

        3.     Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Additional New Notes Indenture.

REPRESENTATIONS

        I.     The Company and each and every one of the Subsidiaries, through its representative, hereby jointly and severally represents to the other parties hereto that:

          I.1   It is a company duly organized and validly existing under the laws of the United Mexican States, except for TMG Overseas, S.A. which is a company duly organized and validly existing under the laws of Panama.

          I.2   Its representative has all the necessary authority to enter into this Agreement, and such authority has not been revoked, modified or limited in any manner, as evidenced in the certified copy of the public deed containing its due authorization, attached hereto as Annex "C".

          I.3   (i) It is the sole legal owner of the shares described in Annex "A" hereto in the amounts and percentage interest set forth therein (the "Shares"), (ii) such Shares (a) are owned by it free and clear of any lien, security interest, charge, guaranty, encumbrance or third party rights other than as described in Annex "A" hereto (the "Existing Restrictions") and (b) are fully paid and non-assessable and (iii) the Share certificate(s) delivered by it hereunder evidence the ownership of such Shares. Except for such Shares or as described in Annex "A" hereto, such Pledgor does not own any other shares of, or other equity interest in, any other entity.

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          I.4   It is entering into this Agreement with the purpose of granting a first priority perfected pledge on the Shares in favor of the Pledgee, and all the rights related to, derived or deriving from or in connection with such Shares, to secure the Secured Obligations.

          I.5   The execution and delivery of this Agreement by it and the performance by it of its obligations hereunder, and the granting of the pledge of and security interest in its Shares hereunder, do not contravene or conflict with (i) its deed of incorporation or by-laws, (ii) any applicable law, rule, decree, judicial order, resolution or authorization applicable to it, or (iii) any contractual restriction binding on, or affecting it or any of its assets, except for the Existing Restrictions, and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its assets other than the pledge created hereby.

          I.6   It has the power and authority to enter into this Agreement, has obtained all requisite corporate authorizations, and no governmental or other authorizations, approvals or filings are necessary (other than as described herein) to enter into this Agreement, create the pledge over the Shares as contemplated hereby and to perform its obligations hereunder, except that, with respect to the foreclosure of the Collateral in the manner contemplated herein, such sale may require authorization by and/or notification to the Foreign Investments National Commission (Comisión Nacional de Inversiones Extranjeras) and/or the Federal Competition Commission (Comisión Federal de Competencia).

          I.7   There is no action or procedure pending or, to the knowledge of the Pledgors, threatened to be filed against such Pledgor before any governmental agency, court or arbitrator that would adversely affect the legality and validity of this Agreement or the legality and validity of the Shares and the pledge created herein.

          I.8   This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that enforceability may be limited by concurso mercantil, bankruptcy or other similar laws now or hereinafter in effect affecting creditor's rights generally.

          I.9   Except with respect to the Shares of certain companies that are not Mexican, as expressly mentioned in Annex "A", the pledge of its Shares pursuant to this Agreement is duly created and perfected by the execution of this Agreement and endorsement in guaranty of the Share certificates and the notations in the registry of the applicable Issuing Company (as defined below) pursuant to section II of article 334 of the General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito) ("LGTOC"), and constitutes a first priority perfected security interest in the Shares for the benefit of the Pledgee.

          I.10 There are no pending debts or any tax, labor or any other obligations that may constitute a lien with preference in payment to the pledge that is granted herein over any or all of its Shares, other than any preferred creditors pursuant to applicable law.

          "Collateral" shall mean all right, title and interest of each of the Pledgors in and to all of the following property of the Pledgors, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence:

              (i)  the Shares owned by each of the Pledgors (referred to herein, collectively, as the "Pledged Shares");

             (ii)  any dividends or distributions in cash or in kind in connection with the Pledged Shares;

            (iii)  any profits from the Pledged Shares, whether in cash, or in kind, by negotiable instruments, and/or shares, or other proceeds resulting from a sale, exchange, amortization, redemption, retirement or any other disposition of the Pledged Shares, including any Net

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    Cash Proceeds of Asset Dispositions (as said terms are defined in the Additional New Notes Indenture) of the Collateral; and

            (iv)  any Deposit Account (as defined below) and (a) all cash, checks, drafts, certificates, instruments and financial assets, if any, from time to time deposited or held in any such Deposit Account; (b) any and all investments held in or credited to any such Deposit Account and purchased with funds deposited in any such Deposit Account; (c) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (d) to the extent not covered by subclauses (a), (b) and (c) above, all proceeds and all profits of any or all of the foregoing.

        II.    The Pledgee, through its representative, hereby represents to the other parties hereto that:

          II.1  It is a corporation duly organized pursuant to the laws of the United States of America.

          II.2  Its representative has all the necessary authority to enter into this Agreement and bind the Pledgee as provided herein.

          II.3  It has the power and authority to enter into this Agreement, has obtained all requisite corporate authorizations, and no governmental or other authorizations, approvals or filings are necessary (other than as described herein) to enter into this Agreement and to perform its obligations hereunder.

          II.4  This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that enforceability may be limited by concurso mercantil, bankruptcy or other similar laws now or hereinafter in effect affecting creditor's rights generally.

        In consideration of the foregoing precedents and representations, the parties hereby grant and bind themselves pursuant to the following:

CLAUSES

        FIRST.—Creation of the Pledge.    Through the endorsement in guaranty of the Share certificates and the notations in the registry of the relevant Issuing Companies (as defined below), pursuant to section II of article 334 of the LGTOC and with the purpose of securing the performance of and compliance by each Pledgor with each and every one of the Secured Obligations, each and every one of the Pledgors creates in favor of the Pledgee, for the benefit of the Pledgee and the holders of the Additional New Notes, a first priority perfected pledge in the Collateral, subject only to the Existing Restrictions.

        The Pledgors hereby acknowledge and agree that the pledge herein created has been duly perfected pursuant to section II of article 334 of the LGTOC, and, therefore, shall be governed by Section Six of Chapter IV, Second Title of the LGTOC. Pursuant to the foregoing, the parties hereto acknowledge and agree that the regulations of Section Seven of Chapter IV, Second Title of the LGTOC shall not be applicable to the pledge herein created.

        Moreover, the parties agree that the Pledged Shares delivered hereunder shall be kept in custody by the Pledgee in accordance with the terms of this Agreement and the Additional New Notes Indenture.

        SECOND.—Perfection; Documents Delivery.    (a) Each and every one of the Pledgors, as applicable, hereby delivers in favor of the Pledgee:

            (i)  each and every one of the original Share certificates evidencing the total amount of its respective Pledged Shares referred to in Annex "A" hereto, duly endorsed in guaranty in favor of

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  the Pledgee, pursuant to section II of article 334 of the LGTOC provided that the Share certificates for Autotransportación y Distribución Logística, S.A. de C.V., Procesos Operativos de Materiales, S.A. de C.V., Seglo, S.A. de C.V., Seglo Operaciones Logisticas, S.A. de C.V., Trademex Mexicana, S.A. de C.V. and Servicios Mexicanos en Remolcadores, S.A. de C.V. (the "Joint Venture Companies") shall be delivered to the Pledgee within 30 (thirty) days of the date hereof.

           (ii)  a certificate issued by the Secretary of the Board of Directors of each and every one of the issuing companies of the Pledged Shares (the "Issuing Companies") evidencing that the pledge of the Pledged Shares has been duly registered in the share registry book of each of the Issuing Companies, pursuant to article 24 and section II of article 334 of the LGTOC provided that the certificates issued by the Secretary of the Board of Directors of the Joint Venture Companies shall be delivered to the Pledgee within 30 (thirty) days of the date hereof.

        The Pledgee acknowledges receipt of the Share certificates actually delivered, which identification data is described in Annex "A" hereto, pursuant to article 337 of the LGTOC.

        (b)   Each and every one of the Pledgors, as applicable, hereby agrees to use its commercially reasonable best efforts to obtain the corresponding consent to the pledge created hereby from the other shareholders of each of the Joint Venture Companies within 30 (thirty) days of the date hereof and deliver evidence of such consent to the Pledgee immediately after having obtained it.

        THIRD.—Pledgee Obligations.    Subject to the limitations contained in the Additional New Notes Indenture, the parties hereto expressly agree that the Pledgee shall be responsible for the custody of the original Share certificates as well as for the custody of the Collateral. The Pledgee shall enjoy the benefits, rights and protections of each and every one of the provisions for the benefit of the Indenture Trustee set forth in the Additional New Notes Indenture, in each case as if such provisions were fully set forth herein and any duties and obligations of the Pledgee are limited as provided therein.

        FOURTH.—Continuous Pledge; Indivisibility.    The Pledgors expressly agree, represent and covenant that:

            (i)  the pledge of the Pledged Shares created hereby constitutes a continuous guaranty of the payment in full of the Secured Obligations;

           (ii)  the pledge of the Pledged Shares created hereby is indivisible and the Shares secure the payment in full of each and all of the Secured Obligations, without limitation, and as a consequence, each and every Pledgor hereby expressly waives its right to divide or reduce the pledge of the Pledged Shares created hereby in proportion to partial payments that may be performed with respect to the Secured Obligations, in accordance with article 2890 of the Federal Civil Code and correlative articles of the Civil Codes for the Federal District and other entities of the Mexican Republic, unless it has obtained the express written consent of the Pledgee; and

          (iii)  the pledge of the Pledged Shares created hereby will remain in full force and effect as of the date hereof until the termination of this Agreement, even if any of the parties hereto or other persons as of this date or hereinafter, secure any or all of the Secured Obligations, through other pledges or guarantees, or any of the parties hereto, or any portion of the Collateral shall be terminated or released from this Agreement or the pledge and security interest created hereby.

        FIFTH.—Exercise of Share Rights.    The parties expressly hereto agree as follows:

          (a)   Subject to the provisions set forth in the Additional New Notes Indenture, the economic and corporate rights relating to and derived from the Pledged Shares will be exercised by the Pledgors, so long as no Default or Event of Default has occurred and is continuing.

          For the above purposes, the parties agree that, the Pledgors will be empowered to instruct in writing to the Pledgee, with the proper notice as required by the by-laws or other governing

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  documents of the Issuing Company, on the manner in which the Pledgee shall exercise any of their rights, whether corporate or economic, relating to and derived from the Pledged Shares, so long as such exercise is made pursuant to the terms hereunder and of the Additional New Notes Indenture.

          (b)   Notwithstanding the foregoing, in the event that the Pledgee delivers to the Company and each of the other Pledgors a notice stating that a Default or Event of Default has occurred and is continuing (the "Notice of Default"):

              (i)  Each of the Pledgors hereby acknowledges and accepts that each and all rights, whether economic or corporate, relating to and derived from the Pledged Shares will only be exercised by the Pledgee.

    In order to allow the Pledgee to exercise all rights relating to and derived from the Pledged Shares, each of the Pledgors hereby irrevocably appoints the Pledgee as its attorney-in-fact to act on its behalf in order to exercise the rights of such Pledgor relating to and derived from the Pledged Shares. For such purposes, each of the Pledgors hereby grants in favor of the Pledgee a power of attorney substantially in the form attached hereto as Annex "D"; and

             (ii)  Any dividend or distribution, in cash or in kind, to which any of the Pledgors has rights to arising from the Pledged Shares, will be directly received by the Pledgee, who will hold such amounts as a part of the pledge, except as otherwise provided herein.

        SIXTH.—Foreclosure of the Pledge.    (a) Upon the occurrence and during the continuance of a Default or Event of Default and after the acceleration of the principal amount of the Additional New Notes pursuant to the Additional New Notes Indenture (so long as such acceleration has not been rescinded), the Pledgee may, and, if required pursuant to the terms of the Additional New Notes Indenture, shall, deliver to the Company a written notice, substantially in the form of the document attached hereto as Annex "E" (the "Notice of Sale"), notifying that it intends to foreclose on the Collateral, pursuant to the provisions set forth in the Additional New Notes Indenture.

        (b)   In the event that the Secured Obligations are not paid in full, within 5 (five) Business Days following the date in which the Notice of Sale has been given, the Pledgee may, beginning on the date that is 30 (thirty) days after the date that the Pledgee has given the Notice of Sale in accordance with Clause Sixth (a), foreclose on the Collateral in accordance with the procedure authorized by applicable law in effect at the time of foreclosure; provided, however, that if the Company delivers to the Pledgee within such 30 day period a written notice designating particular Pledged Shares that the Pledgee must foreclose on before foreclosing on any other Collateral (the "Designated Shares"), together with an appraisal of the value of the Designated Shares by a Designated Investment Bank (as defined below) specifying that the fair market value of the Designated Shares is not less than 120% of the amount in U.S. Dollars of the Secured Obligations (including all accrued and unpaid interest, and default interest, through the date that is 90 (ninety) days after the date the Notice of Sale is given), then the Pledgee shall be required to foreclose on the Designated Shares before foreclosing on any other Collateral.

        If the Net Cash Proceeds from the foreclosure on the Designated Shares are insufficient to pay in full the Secured Obligations, then the Company, within 30 (thirty) days after the date that the Pledgee has given notice thereof to the Company, may by written notice to the Pledgee designate additional particular Pledged Shares that the Pledgee may foreclose on before foreclosing on any other Collateral (the "Second Designated Shares"), together with an appraisal of the value of the Second Designated Shares by a Designated Investment Bank specifying that the fair market value of the Second Designated Shares is not less than 120% of the amount in U.S. Dollars of the Secured Obligations (including all accrued and unpaid interest, and default interest, through the date that is 90 (ninety) days after the date the Notice of Sale is given), in which case the Pledgee shall be required to foreclose on the Second Designated Shares before foreclosing on any other Collateral.

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        It is agreed that the Designated Shares and the Second Designated Shares shall not include any Pledged Shares that are subject to any Existing Restrictions (that have not been waived). If the Net Cash Proceeds from the foreclosure on the Designated Shares and on the Second Designated Shares, as the case may be, are insufficient to pay in full the Secured Obligations, or if the Company shall not timely provide notice to the Pledgee designating the Designated Shares or the Second Designated Shares, as the case may be, then the Pledgee in its sole discretion may foreclose on all or any portion of the remaining Collateral.

        (c)   The Designated Investment Bank will be appointed and hired by the Company and the fees and expenses in connection with the appraisal of the Designated Shares by the Designated Investment Bank will be borne jointly and severally by the Pledgors. For purposes hereof, "Designated Investment Bank" means the United States-based branch of any of the following investment banks selected by the Pledgee: Bear Stearns & Co., Credit Suisse First Boston Corporation, Houlihan Lokey Howard & Zukin Capital, J.P. Morgan Securities, Lehman Brothers, Merrill Lynch & Co. or Morgan Stanley & Co., or their respective successors, provided, that such investment bank has not been engaged to render investment banking services to the Company or its subsidiaries in the six months preceding the date of delivery of such appraisal and agrees not to render investment banking services to the Company or its subsidiaries in the six month period following the date of delivery of such appraisal.

        (d)   Pursuant to article 344 of the LGTOC, the Pledgee may not acquire the Shares, nor the amounts, titles or rights that relate to or derive from them, without the written consent of the applicable Pledgor granted after the perfection of the pledge.

        (e)   Once the sale of the Collateral has occurred, the Net Cash Proceeds and any non-cash proceeds from such sale shall be held by the Pledgee as part of the Collateral and will be applied pursuant to the provisions set forth in the Additional New Notes Indenture.

        (f)    The Pledgee will have no liability with respect to the sale value of the Collateral, whether or not the resulting Net Cash Proceeds are not sufficient to pay in full the Secured Obligations. In the event that the Net Cash Proceeds are not sufficient to pay in full the Secured Obligations, the rights of the holders of the Additional New Notes and Indenture Trustee to collect the outstanding amounts from the Pledgors will remain in full force and effect.

        (g)   Each of the parties hereto acknowledges and agrees that the foreclosure of the Collateral under this Clause shall be subject to, as applicable, (i) provisions of Mexican law requiring the authorization by and/or notification to the Foreign Investments National Commission and/or the Federal Competition Commission of Mexico and (ii) the Existing Restrictions. Furthermore, each of the Pledgors agrees to use its best efforts in order to obtain any necessary and proper governmental authorizations and waivers of Existing Restrictions required for the sale of the Collateral under this Agreement and for such purpose, the power of attorney substantially in the form attached hereto as Annex "D" granted by each of the Pledgors in favor of the Pledgee shall authorize the Pledgee to take all such actions in the name of the Pledgors as may be necessary or desirable in the Pledgee's sole discretion to effect such foreclosure.

        (h)   Notwithstanding the above, each of the parties hereto acknowledges and agrees that the Pledgors shall have the right, at any time prior to the completion of the foreclosure (but not later than any time that could delay or impede such foreclosure), to pay in full the Secured Obligations or to designate a person to make such payment. In such case, any and all costs and expenses derived from any actions related to the foreclosure pursuant to in this Clause Sixth taken by the Pledgee or any third party participating in the bid of the Collateral, shall be borne exclusively by the Pledgors.

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        SEVENTH.—Covenants of the Pledgors.    Each of the Pledgors shall, unless otherwise agreed to in writing by the Pledgee or otherwise permitted by the Additional New Notes Indenture:

          (a)   Promptly, upon becoming aware of any suit or proceeding that challenges its rights to, or would, if adversely determined result in a Lien on or otherwise adversely affect, the Collateral, deliver a detailed notice describing such suit or proceeding to the Pledgee, and unless the Pledgee instructs otherwise in writing, defend such rights, title or interest at its expense;

          (b)   At all times and at its expense, defend its rights, title and interest in and to the Collateral (including the first priority nature thereof) in favor of the Pledgee, against any suits and proceedings filed by any person;

          (c)   Not sell, assign, trade, exchange, encumber or otherwise dispose of the Shares, except as permitted by the Additional New Notes Indenture;

          (d)   Not create or permit to exist any liens, security interests, guarantees, charges, encumbrances, warrants, third party rights or other ownership limitations over the Collateral other than the Existing Restrictions or as permitted by the Additional New Notes Indenture; and

          (e)   If during the term of this Agreement (1) any dividends or distributions in cash or in kind in connection with the Pledged Shares shall be paid; or (2) any profits from the Pledged Shares, whether in cash, or in kind, by negotiable instruments, and/or shares, or other proceeds resulting from a sale, exchange, withdrawal, amortization, redemption, retirement or any other disposition of the Pledged Shares shall be received or evidenced, then, all of same shall upon receipt be delivered to the Pledgee and shall immediately become part of the Collateral. In furtherance thereof, each Pledgor shall:

              (i)  grant and perfect a pledge on all such additional shares or any other shares acquired and/or negotiable instruments such Pledgor may become owner of during the term hereof that are obtained as a consequence of and in connection with the ownership of the Pledged Shares by virtue of a capital increase, dividend payment in shares or sale, exchange, amortization, redemption, retirement or other disposition, fully or partially, of the Pledged Shares or otherwise (such new negotiable instruments and/or shares will be considered as part of the "Pledged Shares" hereunder) in order for such Pledgor to secure the payment in full of the Secured Obligations;

             (ii)  deposit the Net Cash Proceeds of Asset Dispositions of the Collateral in a cash collateral account in the name of such Pledgor and under the control of the Pledgee (a "Deposit Account") pursuant to a Deposit Account Control Agreement, substantially in the form of Annex "F" hereto (a "Control Agreement"), which proceeds shall be applied in accordance with the Additional New Notes Indenture; and

            (iii)  if a Default or Event of Default shall have occurred and be continuing, deposit any dividends, distributions and/or profits in cash obtained in connection with the sale, exchange, amortization, redemption, retirement or other disposition, of the Pledged Shares or any other shares acquired by such Pledgor, in a Deposit Account pursuant to a Control Agreement.

        If such Net Cash Proceeds and/or dividends, distributions and/or profits exceed the equivalent of $10 million and are in a currency other than U.S. Dollars, such amounts shall be converted into U.S. Dollars promptly upon receipt thereof.

        EIGHTH.—Termination of the Pledge.    (a) This Agreement will remain in full force and effect so long as any of the Secured Obligations remain outstanding pursuant to the terms and conditions set forth in the Additional New Notes Indenture.

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        (b)   The parties hereto agree that, as of the date in which the Secured Obligations are paid in full in cash, or the Pledgee releases part or all of the pledge over the Collateral pursuant to the terms and conditions of the Additional New Notes Indenture, the Pledgee shall return to the relevant Pledgor, the Shares certificates (or portion thereof, as applicable), and the parties hereto shall cancel the endorsement of the Pledged Shares (or portion thereof, as applicable), as well as the registration in the relevant registries or books of the Issuing Companies, and in the relevant Public Registries.

        (c)   The Pledgors shall have the right to obtain a release of all or part of the Collateral pursuant to and in accordance with the terms and conditions of the Additional New Notes Indenture, and, except as set forth in the Additional New Notes Indenture, the Pledgors shall not have any right to obtain a release of all or part of the Collateral.

        NINTH.—Notices.    Any request, demand, authorization, direction, notice, consent or waiver of any party hereto to be made upon, given or furnished to:

          (a)   the Company or any other Pledgor, shall be made, given or furnished in writing and hand delivered, mailed, first class, postage prepaid, or sent by facsimile transmission to the Company and any other Pledgor addressed to it at Avenida de la Cúspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico, D.F., Attention: Chief Financial Officer, telephone number (52-55) 5629-8866, facsimile number (52-55) 5629-8899, or at any other address previously furnished in writing to the Pledgee by the Company or any other Pledgor, and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given or furnished upon its receipt by the Company, provided, that if receipt of any facsimile transmission is not confirmed in writing or by facsimile by the Company, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to the Company, or

          (b)   the Pledgee, shall be made, given or furnished in writing and hand delivered, mailed, first class, postage prepaid, or sent by facsimile transmission to the Pledgee, addressed to it at the principal office of the Pledgee located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, N9303-120, Minneapolis, MN 55479, Attn: Timothy Mowdy, telephone number (612) 316-1445, facsimile number (612) 667-9827, or at any other address previously furnished in writing to the Company by the Pledgee, and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given or furnished upon its receipt by the Pledgee, provided, that if receipt of any facsimile transmission is not confirmed in writing or by facsimile by the Pledgee, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to the Pledgee.

        TENTH.—Assignment.    The parties hereto may not encumber, assign or otherwise transfer in full or in part, their rights and obligations hereunder. Notwithstanding the foregoing, the Pledgee may assign or otherwise transfer its rights and obligations hereunder to a successor trustee or collateral agent pursuant to and in accordance with the terms and conditions of the Additional New Notes Indenture.

        ELEVENTH.—Amendments.    This Agreement may not be amended, supplemented, waived or otherwise modified except by agreement by each of the parties hereto, provided that any amendment of, or supplement, waiver or modification to, this Agreement shall be effected in accordance with and pursuant to the terms and conditions of the Additional New Notes Indenture.

        TWELFTH.—Notarization and Registry.    Pursuant to articles 2859 and 3069 of the Federal Civil Code, as well as article 149 of the Federal Tax Code, within 5 (five) Business Days following the execution of this Agreement, the parties hereto shall deliver this Agreement for its notarization before a Notary Public, and once it is notarized, register it before the relevant Public Registries of Commerce.

        THIRTEENTH.—Severability.    If any one or more of the covenants, agreements or other provisions provided in this Agreement on the part of the parties hereto to be performed hereunder

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should be determined by a court of competent jurisdiction to be contrary to law or unenforceable, such covenant, agreement or other provision shall be deemed and construed to be severable from the remaining covenants, agreements and provisions herein contained and shall in no way affect the validity of the remaining covenants, agreements and provisions of this Agreement.

        FOURTEENTH.—Applicable Law; Jurisdiction.    For all matters regarding the interpretation and/or enforcement of this Agreement, each of the parties hereto submits itself to the provisions of the LGTOC and the ancillary provisions set forth in article 2 of the LGTOC. For any controversy or proceedings arising from this Agreement, each of the parties hereto agrees to submit to the jurisdiction of the courts of Mexico City, Federal District and hereby expressly waives to any other forum or jurisdiction afforded to them by law.

        FIFTEENTH.—Translation of Documents.    The parties hereto (i) expressly agree to have the Additional New Notes Indenture translated into Spanish by a court-approved translator and (ii) expressly agree that such translation may be used in any proceeding in connection with this Agreement. The parties hereto further agree to carry out the actions referred to in (i) above no later than 15 (fifteen) days after the date hereof. The foregoing shall not affect the validity, effectiveness or enforceability of this Agreement. Any and all costs and expenses derived from any of the actions referred to in this Clause Fifteenth shall be borne exclusively by the Company.

        SIXTEENTH.—Counterparts.    The parties agree that this Agreement is executed in multiple counterparts, one for each of the parties hereto, all being one and the same instrument.

        SEVENTEENTH.—Entire Agreement.    This Agreement, together with the other agreements referenced herein, and the Annexes hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof, and supersedes all prior agreements, understandings or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

        EIGHTEENTH.—Capacity of the Pledgee.    The Pledgors hereby expressly and irrevocably (i) acknowledge that the Pledgee has all necessary appointments, legal capacity and authority to act in the name and on behalf of the holders of the Additional New Notes for all matters arising from or relating to this Agreement and (ii) waive their respective rights to carry out any action challenging the legal existence, appointments, legal or other capacity and authority of the Pledgee to act in the name and on behalf of the holders of the Additional New Notes, and (iii) acknowledge that the institution acting as Pledgee hereunder (a) is acting solely as agent for, and in the name and on behalf of, the holders of Additional New Notes; and (b) assumes no responsibility or liability of any kind, whether direct or indirect, express or implied, under or in connection with any of the Secured Obligations or any agreements or other documents relating to the Secured Obligations.

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        The parties have executed this Agreement in Mexico City, Federal District, on January 13, 2004.

PLEDGORS

Grupo TMM, S.A.	Compañía Arrendadora TMM, S.A. de C.V.
By: José Francisco Serrano Segovia Title: Attorney-in-fact	By: José Francisco Serrano Segovia Title: Attorney-in-fact
Línea Mexicana TMM, S.A. de C.V.	Inmobiliaria TMM, S.A. de C.V.
By: José Francisco Serrano Segovia Title: Attorney-in-fact	By: José Francisco Serrano Segovia Title: Attorney-in-fact
Operadora de Apoyo Logístico, S.A. de C.V.	Servicios en Puertos y Terminales, S.A. de C.V.
By: José Francisco Serrano Segovia Title: Attorney-in-fact	By: José Francisco Serrano Segovia Title: Attorney-in-fact
Transportes Marítimos México, S.A.	Línea Mexicana TMM, S.A. de C.V.
By: José Francisco Serrano Segovia Title: Attorney-in-fact	By: José Francisco Serrano Segovia Title: Attorney-in-fact
TMM Logistics, S.A. de C.V.	TMG Overseas, S.A. de C.V.
By: José Francisco Serrano Segovia Title: Attorney-in-fact	By: José Francisco Serrano Segovia Title: Attorney-in-fact
PLEDGEE
Wells Fargo Bank, N.A.
By: Timothy P. Mowdy Title: Assistant Vice-President

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List of Annexes

"A"	List of Pledgors, Shares, Issuing Companies, Representatives, Existing Restrictions and other Shares and Equity Interests Owned by Pledgors
"B"	Copy of the Additional New Notes Indenture
"C"	Copies of the Power of Attorney of the Pledgors
"D"	Form of Power of Attorney granted to the Pledgee
"E"	Form of Notice of Sale
"F"	Form of Deposit Account Control Agreement

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Annex "A"

List of Pledgors, Shares, Issuing Companies, Representatives, Existing Restrictions and other Shares and Equity Interests Owned by Pledgors

12

Annex "B"

Copy of the Additional New Notes Indenture

13

Annex "C"

Copies of the Power-of-Attorneys of the Pledgors

14

Annex "D"

Form of Power-of-Attorney granted to the Pledgee

Poder Especial		Special Power-of-Attorney
En este acto el [Garante Prendario] (el "Otorgante") otorga a [Acreedor Prendario] (el "Apoderado"), un poder especial irrevocable, tan amplio como en derecho sea necesario, con el fin de que el Apoderado, actuando en nombre y representación del Otorgante ejerza, defienda y exija, estrictamente de conformidad con lo previsto en el contrato de prenda mercantil sobre acciones celebrado [en esta misma fecha] entre diversos garantes prendarios, entre los cuales se encuentra el Otorgante, y el Apoderado, como acreedor prendario (el "Contrato de Prenda"), el cumplimiento de todos y cada uno de los derechos del Otorgante relacionados con las acciones propiedad del Otorgante representativas del capital social de [Nombre de la Compañía Emisora] (las "Acciones").		[Pledgor] (the "Pledgor") hereby grants to [Pledgee] (the "Attorney-in-fact"), an irrevocable special power of attorney, as broad and sufficient as may be necessary under applicable law, in order for the Attorney-in-fact to act in the Pledgor's name and on its behalf in order to exercise, enforce and defend, strictly in accordance with the provisions of the mercantile pledge agreement executed [as of the date hereof] between several pledgors, including the Pledgor, and the Attorney-in-fact, in its capacity as pledgee (the "Pledge Agreement"), the performance of each and every of the Pledgor's rights in connection with the shares representing the capital stock of [Name of the Issuing Company] owned by it (the "Shares").
Dentro de la especialidad del poder, el Apoderado gozará de las siguientes facultades:		Within the special nature of said power, the Attorney-in-fact shall have the following powers:

A) Poder general para pleitos y cobranzas, con todas las facultades generales y aún con las especiales que de acuerdo con la ley requieran cláusula especial, actos de administración y actos de dominio en los términos del Artículo 2554 del Código Civil para el Distrito Federal y sus artículos correlativos en el Código Civil Federal y en los Códigos Civiles de los Estados de la República Mexicana.
A) General power for lawsuits and collections, with all the general authority and powers, including those special powers which, according to law, require a special clause, acts of administration and acts of domain, as provided for by the first paragraph of Article 2554 of the Civil Code for the Federal District and its correlatives in the Federal Civil Code and in the Civil Codes of the other states of the Mexican Republic.
De manera enunciativa y no limitativa, se mencionan entre otras facultades las siguientes:		The powers of the Attorney-in-fact hereunder shall include, but not be limited to:
I.	Para intentar y desistirse de toda clase de procedimientos, inclusive amparo;	I.	To institute and withdraw from all types of proceedings, including "amparo"
II.	Para transigir;		procedures;
III.	Para comprometer en árbitros;	II.	To transact;
IV.	Para absolver y articular posiciones;	III.	To arbitrate;
V.	Para recusar;	IV.	To make and answer depositions;
VI.	Para hacer cesión de bienes;	V.	To recuse;
VII.	Para recibir pagos; y	VI.	To assign property;
VIII.	Para presentar denuncias y querellas en	VII.	To receive payments; and
	materia penal y desistirse de ellas cuando lo permita la ley.	VIII.	To file criminal lawsuits and withdraw from them when permitted by law.

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Las facultades que se conceden al Apoderado conforme al presente apartado A), estarán limitadas a la realización de actos o cuestiones relacionadas con las Acciones;	The powers granted to the Attorney-in-fact under section A) herein, shall be limited to any actions or matters related to the Shares;

B) Poder tan amplio como sea necesario para ejercer la totalidad de los derechos corporativos y económicos relativos a las Acciones (incluyendo sin limitación, el derecho de asistir y votar a las asambleas, así como el derecho de cobrar dividendos y cualesquiera otras cantidades derivadas o que se deriven de la titularidad de las Acciones). En este acto, el Otorgante ratifica todos los actos que el Apoderado realice en ejercicio del presente poder; y
B) Power of attorney as broad as necessary to exercise all the corporate and economic rights in connection with the Shares (including without limitation, the right to attend and vote in the shareholders meetings, as well as the right to collect any dividend payments as well as any other amounts arising from or related to the Shares). The Pledgor hereby ratifies all actions that the Attorney-in-fact may reasonably take on the exercise of this power; and

C) Poder tan amplio como sea necesario para llevar a cabo, en nombre del Otorgante, cualquier acto que sea necesario o conveniente en la entera discreción del Apoderado para llevar a cabo la ejecución de la Garantía en términos del Contrato de Prenda. En este acto, el Otorgante ratifica todos los actos que el Apoderado realice en ejercicio del presente poder.
C) Power of attorney as broad as necessary to take any and all such actions in the name of the Pledgor as may be necessary or desirable in the Attorney-in-fact's sole discretion to effect the foreclosure of the Collateral pursuant to the Pledge Agreement. The Pledgor hereby ratifies all actions that the Attorney-in-fact may reasonably take on the exercise of this power.

El presente poder podrá ser ejercido por el Apoderado únicamente en caso que haya entregado a la Compañía y al Otorgante un Aviso de Incumplimiento conforme a lo establecido en la Cláusula Quinta del Contrato de Prenda.
The power of attorney granted hereby may only be exercised by the Attorney-in-fact if it has delivered to the Company and the other Pledgor, a Notice of Default pursuant to the provisions set forth in Clause Fifth of the Pledge Agreement.

Este poder tiene el carácter de irrevocable, en los términos del artículo 2596 del Código Civil para el Distrito Federal, dado que se otorga como medio para el cumplimiento de diversas obligaciones asumidas por el Otorgante bajo el Contrato de Prenda.
This power of attorney is irrevocable, in terms of Article 2596 of the Civil Code for the Federal District, and is granted as means for the fulfillment of several obligations of the Pledgor under the Pledge Agreement.
Los términos utilizados con mayúscula inicial en el texto de este poder tendrán el significado que se les otorga en el Contrato de Prenda del cual éste instrumento forma parte como Anexo "D".	Capitalized terms used herein will have the meaning assigned to such terms in the Pledge Agreement to which this instrument is attached to as Annex "D".
México, Distrito Federal a [ ] de enero de 2004.	Mexico City, Federal District, January [ ], 2004
Otorgante/Pledgor
[ ]
By/Por: Title/Cargo:

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Annex "E"

Form of Notice of Sale

[LETTERHEAD OF THE PLEDGEE]

[                        ], 200

Grupo TMM, S.A.
Avenida de la Cúspide, No. 4755
Colonia Parques del Pedregal
14010 Mexico, D.F.

Attention: Chief Financial Officer

Gentlemen:

        We make reference to the Mercantile Stock Pledge Agreement (the "Agreement") dated as of [                             ], 2004, entered into by and among the Pledgors and the Pledgee. Capitalized terms used herein and not otherwise defined herein will have the meanings attributed thereto in the Agreement.

        Pursuant to paragraph (a) of Clause Sixth of the Agreement, as a result of the occurrence and the continuance of a Default or Event of Default, which consists of [                        ], we hereby inform you that we intend to foreclose on the Collateral, pursuant to the provisions set forth in the Additional New Notes Indenture and in the Agreement.

Very truly yours,
WELLS FARGO BANK, N.A, as Pledgee
By: Title:

cc: [SUBSIDIARIES]

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Annex "F"

Form of Deposit Account Control Agreement

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QuickLinks

  Exhibit 10.30
Lista de Anexos
Anexo "A" Lista de Garantes Prendarios, Acciones, Sociedades Emisoras, Representantes, Restricciones Existentes y otras Acciones y Participaciones de los Garantes Prendarios
Anexo "B" Copia del Indenture de los Bonos Nuevos Adicionales
Anexo "C" Copia de los Poderes de los Garantes Prendarios
Anexo "D" Formato de Poder otorgado al Acreedor Prendario
Anexo "E" Formato de Aviso de Venta
Anexo "F" Formato de Contrato de Control sobre Cuentas de Depósito
List of Annexes
Annex "A" List of Pledgors, Shares, Issuing Companies, Representatives, Existing Restrictions and other Shares and Equity Interests Owned by Pledgors
Annex "B" Copy of the Additional New Notes Indenture
Annex "C" Copies of the Power-of-Attorneys of the Pledgors
Annex "D" Form of Power-of-Attorney granted to the Pledgee
Annex "E" Form of Notice of Sale
Annex "F" Form of Deposit Account Control Agreement